SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
[(Amendment No. ___)]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] [ ] [ ] [ ] [ ]	Preliminary Proxy Statement
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss. 240.14a-12

CEDAR SHOPPING CENTERS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] [ ]	No fee required Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) (2) (3) (4) (5)	Title of each class of securities to which transaction applies:_________________________
Aggregate number of securities to which transaction applies:________________________
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________________________________________________________________________
Proposed maximum aggregate value of transaction:_______________________________
Total fee paid:___________________________________________________________

[ ] [ ]	Fee previously paid with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) (2) (3) (4)	Amount Previously Paid:_______________________
Form, Schedule or Registration Statement No.:__________________________
Filing Party:_________________________________
Date Filed:__________________________________

CEDAR SHOPPING CENTERS, INC.

_________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 12, 2007

_________________

          NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Cedar Shopping Centers, Inc. (the "Company") will be held at the offices of the Company, 44 South Bayles Avenue, Port Washington, NY 11050, on Wednesday, September 12, 2007 at 9:30 in the morning for the following purposes:

1.	To authorize and approve an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company.

2.

To authorize and approve an amendment to the Articles of Incorporation to increase the number of authorized shares of Preferred Stock of the Company and prohibiting use of such preferred stock for anti-takeover purposes.

3.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

          Stockholders of record at the close of business on August 1, 2007, shall be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors Leo S. Ullman Chairman of the Board

Dated: August 6, 2007
Port Washington, NY

          IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

CEDAR SHOPPING CENTERS, INC.
44 SOUTH BAYLES AVENUE
PORT WASHINGTON, NEW YORK 11050

_________________

PROXY STATEMENT

_________________

          The accompanying Proxy is solicited by the Board of Directors of Cedar Shopping Centers, Inc., a Maryland corporation (the "Company"), for use at a Special Meeting of Stockholders (the "Meeting") to be held on September 12, 2007, at 9:30 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on August 1, 2007 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company has retained The Altman Group, Inc. to assist in the solicitation of proxies for a fee not to exceed $25,000, plus out-of-pocket expenses. The Company also may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

          Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, such stockholder may elect to revoke the proxy and vote the shares personally.

          The financial statements contained in the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2006 previously mailed to stockholders are incorporated herein by reference. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about August 6, 2007. The Company's website address is www.cedarshoppingcenters.com.

Reasons for Proposals

          At the annual meeting of stockholders of the Company held June 12, 2007, the Company had sought approval of a single proposal to amend its Articles of Incorporation to increase the number of authorized shares of common stock and preferred stock. Although the holders of a majority of the outstanding shares of common stock voted in favor of such proposal, the proposal was not approved since it did not receive the requisite two-thirds vote.

          The Company presently has 50 million shares of Common Stock authorized to be issued. Of this amount, at June 30, 2007, 44,230,866 shares of Common Stock were issued and outstanding, while an additional 6,239,863 shares were reserved for issuance. As the result, at the present time the Company does not have available for issuance any shares of Common Stock. Although the Company presently does not have any plans to issue any Common Stock, the increase in the authorized shares of Common Stock will provide the Company flexibility for future transactions, including acquisitions of other businesses, in connection with the purchase of properties or interests in properties, financing future growth, financing transactions and other corporate purposes.

          Certain institutional stockholders, while having no objection to the proposed increase of common stock, voted against the proposal at the annual meeting as it gave the Board of Directors of the Company complete discretion in setting the terms of the preferred stock, including the authorization to issue the preferred stock as an anti-takeover defense. It was never the intent of the Company to use the preferred stock for anti-takeover purposes. As the result, the Company has agreed with such stockholders to resubmit the proposal for stockholder approval as two separate proposals, and to include specific language with respect to the preferred stock so that it cannot be used as an anti-takeover defense.

Voting Requirements

          On August 1, 2007, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting, __________ shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Proposals 1 and 2 on the agenda must receive the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock entitled to vote thereon at the meeting in order to be approved. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposals.

          It is expected that the following business will be considered at the meeting and action taken thereon:

1. AMENDMENT TO ARTICLES OF INCORPORATION INCREASING
AUTHORIZED SHARES OF COMMON STOCK

          Pursuant to Article FOURTH of its Articles of Incorporation, as amended, the Company is presently authorized to issue 50 million shares of Common Stock with a par value of $.06 per share and 5 million shares of Preferred Stock with a par value of $.01 per share. It is proposed to amend the first paragraph of Article FOURTH of the Articles of Incorporation of the Company in order to increase the number of shares of Common Stock which the Company is authorized to issue from 50 million to 150 million shares of Common Stock.

          At June 30, 2007, there were 44,230,866 shares of Common Stock issued and outstanding and 6,239,863 shares were reserved for issuance pursuant to the Company's stock incentive plans, outstanding offerings of Common Stock, conversion of limited partnership units and exercise of warrants.

          The Board of Directors believes that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of Common Stock. The increase in authorized shares will provide flexibility with respect to future transactions, including acquisitions of other businesses where the Company would have the option to use its Common Stock (or securities convertible into or exercisable for Common Stock, including limited partnership units) as consideration (rather than, or in addition to, cash) in connection with the purchase of properties or interests in properties, financing future growth, financing transactions and other corporate purposes. The Company does not have any present intention to issue Common Stock in the immediate future, but it does wish to have the flexibility to use Common Stock for certain transactions as described above. The additional shares will enable the Company to avoid the time consuming and costly need to hold a special meeting of stockholders in every case. The Board of Directors believes that, in the future, occasions may arise where the time required to obtain stockholder approval might adversely delay the Company's ability to enter into a desirable transaction or deny it the flexibility to facilitate the effective use of its securities. Authorized but unissued shares of Common Stock may be used by the Company from time to time as appropriate and opportune situations arise.

          Stockholders of the Company will not have any preemptive rights with respect to the additional shares being authorized. No further approval by stockholders would be necessary prior to the issuance of any additional shares of Common Stock, except as may be required by law or applicable New York Stock Exchange rules. In certain circumstances, generally relating to the number of shares to be issued and the identity of the recipient, the rules of the New York Stock Exchange require stockholder authorization in connection with the issuance of such additional shares. Subject to law and the rules of the New York Stock Exchange, the Board of Directors has the sole discretion to issue additional shares of Common Stock for such consideration as may be determined by the Board of Directors. The issuance of any additional shares of Common Stock may have the effect of diluting the percentage of stock ownership of the present stockholders of the Company.

          The affirmative vote of holders of at least two-thirds of all outstanding shares of Common Stock of the Company entitled to vote thereon at this meeting is required in order for the proposed amendment to the Articles of Incorporation to be adopted. The Board of Directors believes that it would be in the best interests of the Company to amend the first paragraph of Article FOURTH of the Articles of Incorporation to give effect to this proposal.

          The Board of Directors recommends a vote FOR authorization and approval of the amendment to the Articles of Incorporation.

2. AMENDMENT TO ARTICLES OF INCORPORATION INCREASING
AUTHORIZED SHARES OF PREFERRED STOCK AND ADDING CERTAIN
RESTRICTIONS WITH RESPECT THERETO

          Pursuant to Article FOURTH of its Articles of Incorporation, as amended, the Company is presently authorized to issue 50 million shares of Common Stock with a par value of $.06 per share and 5 million shares of Preferred Stock with a par value of $.01 per share. At June 30, 2007, 3,550,000 shares of Preferred Stock were issued and outstanding. It is proposed to amend the first paragraph of Article FOURTH of the Articles of Incorporation of the Company to read as set forth below in order to increase the number of shares of Preferred Stock which the Company is authorized to issue from 5 million to 12.5 million shares of Preferred Stock.

          In connection with the increase in the authorized number of shares of Preferred Stock, the Company, in letters and communications with certain institutional stockholders, has agreed to place limitations in its Articles of Incorporation to restrict the use of Preferred Stock as an anti-takeover defense. As it was never the intent of the Company to use Preferred Stock as an anti-takeover measure, it is proposed to amend Article FOURTH of the Company's Articles of Incorporation to add the following restrictions with respect to the issuance of its Preferred Stock:

1.

The Preferred Stock will not be used as, or in conjunction with, an anti-takeover defense (including potential mergers, in connection with an existing or future shareholder rights plan, or by designating terms, or issuing shares in transactions for the purposes of aiding management in defending against an unsolicited bid for control of the Company) unless approved by the shareholders at such time;

2.

The Preferred Stock will not be issued to an individual or group for the purpose of creating a block of voting power to support management on controversial issues without receiving shareholder approval; and

3.	If the Preferred Stock is to have voting rights, the shares will have the same voting rights as the Common Stock (including upon conversion).

          Accordingly, it is proposed to amend the first sentence of Article FOURTH C of the Articles of Incorporation to read as follows:

"C. Preferred Stock. The Board of Directors of the Corporation by resolution is hereby expressly vested with authority to provide for the issuance of the shares of Preferred Stock in one or more classes or one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions thereof, if any, as shall be stated and expressed in the resolution or resolutions providing for such issue adopted by the Board of Directors; provided, however, (1) the preferred stock will not be used as, or in conjunction with, an anti-takeover defense (including potential mergers, in connection with an existing or future shareholder rights plan, or by designating terms, or issuing shares in transactions for the purposes of aiding management in defending against an unsolicited bid for control of the Company) unless approved by the shareholders at such time; (2) the preferred stock will not be issued to an individual or group for the purpose of creating a block of voting power to support management on controversial issues without receiving shareholder approval; and (3) if the preferred stock is to have voting rights, the shares will have the same voting rights as the common stock (including upon conversion)".

          The Board of Directors believes that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of Preferred Stock. The increase in authorized shares will provide flexibility with respect to future transactions, including acquisitions of other businesses where the Company would have the option to use its Preferred Stock as consideration (rather than, or in addition to, cash) in connection with the purchase of properties or interests in properties, financing future growth, financing transactions and other corporate purposes. The Company does not have any present intention to issue Preferred Stock in the future, but it does wish to have the flexibility to use Preferred Stock for certain transactions as described above. The additional shares will enable the Company to avoid the time consuming and costly need to hold a special meeting of stockholders in every case. The Board of Directors believes that, in the future, occasions may arise where the time required to obtain stockholder approval might adversely delay the Company's ability to enter into a desirable transaction or deny it the flexibility to facilitate the effective use of its securities. Authorized but unissued shares of Preferred Stock may be used by the Company from time to time as appropriate and opportune situations arise.

          Stockholders of the Company will not have any preemptive rights with respect to the additional shares being authorized. No further approval by stockholders would be necessary prior to the issuance of any additional shares of Preferred Stock, except as may be required by law or applicable New York Stock Exchange rules. In certain circumstances, generally relating to the number of shares to be issued and the identity of the recipient, the rules of the New York Stock Exchange require stockholder authorization in connection with the issuance of such additional shares. Subject to law and the rules of the New York Stock Exchange, the Board of Directors has the sole discretion to issue additional shares of Preferred Stock on such terms and for such consideration as may be determined by the Board of Directors. All of the Preferred Stock of the Company shall have such voting rights, designations, preferences, qualifications, limitations or restrictions thereon as shall be set by the Board of Directors pursuant to authority vested in it by the Articles of Incorporation of the Company. The issuance of any additional shares of Preferred Stock may have the effect of diluting the percentage of stock ownership of the present stockholders of the Company.

          The affirmative vote of holders of at least two-thirds of all outstanding shares of Common Stock of the Company entitled to vote thereon at this meeting is required in order for the proposed amendment to the Articles of Incorporation to be adopted. The Board of Directors believes that it would be in the best interests of the Company to amend the first paragraph of Article FOURTH of the Articles of Incorporation to give effect to this proposal.

          The Board of Directors recommends a vote FOR authorization and approval of the amendment to the Articles of Incorporation.

Security Ownership of Certain Beneficial Owners and Management

          The following is a schedule of all persons who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding common stock of the Company as of February 15, 2007:

Name and Address	Number of Shares Beneficially Owned	Percent of Stock

Cohen & Steers Capital Management, Inc.	5,632,800	12.8%
280 Park Avenue
New York, NY 10017
FMR Corp.	4,218,336	9.6%
82 Devonshire Street
Boston, MA 02109
Snyder Capital Management, L.P. and	2,947,520	6.7%
Snyder Capital Management, Inc. (1)
One Market Plaza, Suite 1200
San Francisco, CA 94105
The Vanguard Group, Inc.	2,414,378	5.5%
100 Vanguard Blvd.
Malverne, PA 19355

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(1)

According to a Schedule 13G, these shares are owned under shared dispositive power. Moreover, the direct parent company of Snyder Capital Management, L.P. ("SCMLP"), and Snyder Capital Management, Inc. ("SCMI"), is IXIS Asset Management North America, L.P. ("IXIS"), which is ultimately owned by three large affiliated French financial services firms. SCMI and IXIS operate under an understanding that all investment and voting decisions regarding managed accounts are to be made by SCMI and SCMLP and not by IXIS or any entity controlling it. Accordingly, SCMI and SCMLP do not consider IXIS Asset Management North America or any entity controlling it to have any direct or indirect control over the securities held in managed accounts.

          The following table sets forth information concerning the security ownership of directors and executive officers as of June 30, 2007:

                                                                                            Percent
                                                             Number of Shares                 of
Name                                                        Beneficially Owned(1)           Stock(2)
----                                                        ---------------------           --------
Leo S. Ullman (3)                                                  696,905                      1.6%

James J. Burns (4)                                                  16,123                       *

Richard Homburg (5)                                                 58,800                       *

Paul G. Kirk, Jr.                                                    7,200                       *

Everett B. Miller III (4)                                           16,156                       *

Brenda J. Walker (6)                                               151,873                       *

Roger M. Widmann (7)                                                 9,800                       *

Lawrence E. Kreider, Jr.                                            39,164                       *

Thomas B. Richey                                                   105,674                       *

Nancy H. Mozzachio                                                  22,233                       *

Directors and executive officers as a group (11 persons) (8)     1,170,383                      3.0%

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* Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2)

Percentage amount assumes the exercise by such persons of all options to acquire shares of common stock or exchange of limited partnership interests in Cedar Shopping Centers Partnership, L.P. for shares of common stock and no exercise or exchange by any other person.

(3)

Includes options to purchase 3,333 shares of common stock and 296,670 limited partnership interests in Cedar Shopping Centers Partnership, L.P. exchangeable for an equal number of shares of common stock of the Company ("OP Units"). 113,245 of the shares of common stock owned by Mr. Ullman are pledged to a bank to secure a loan made by such bank to Mr. Ullman.

(4)	Includes options to purchase 3,333 shares of common stock.

(5)

Includes 50,000 shares owned by subsidiaries of Homburg Invest, Inc., a company controlled by Richard Homburg for the benefit of his family. Mr. Homburg may be deemed to be the beneficial owner of all shares of common stock owned by Homburg Invest, Inc. He disclaims beneficial ownership of these shares.

(6)	Includes options to purchase 3,333 shares of common stock and 69,333 OP Units.

(7)	Does not include 1,000 shares of common stock owned by Mr. Widmann's wife as to which he disclaims beneficial ownership.

(8)	Includes 13,332 shares of common stock issuable on exercise of options and 366,003 OP Units.

3. OTHER MATTERS

          Proposals of stockholders intended to be presented at the Company's 2008 Annual Meeting of Stockholders must be received by the Company on or prior to December 29, 2007 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting. Any notice of stockholder proposals received after this date is considered untimely. A representative of Ernst & Young LLP, the independent registered public accounting firm for the Company, is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions. At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Leo S. Ullman
Chairman of the Board
Dated: August 6, 2007

CEDAR SHOPPING CENTERS, INC.

SPECIAL MEETING OF STOCKHOLDERS – SEPTEMBER 12, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder of Cedar Shopping Centers, Inc., a Maryland corporation, hereby appoints Leo S. Ullman and Brenda J. Walker and each of them the proxies of the undersigned with full power of substitution to vote at a Special Meeting of Stockholders of the Company to be held at 9:30 AM on September 12, 2007, and at any adjournment or adjournments thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

CEDAR SHOPPING CENTERS, INC.

SEPTEMBER 12, 2007

PLEASE DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON AS POSSIBLE.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

1.	To amend the Articles of Incorporation to increase authorized common stock	FOR AGAINST ABSTAIN [ ] [ ] [ ]

2.	To amend the Articles of Incorporation to increase authorized preferred stock and prohibit use of preferred stock for anti-takeover purposes	[ ] [ ] [ ]

3.	With discretionary authority upon such other matters as may properly come before the Meeting

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [   ]

Signature of Stockholder Signature of Stockholder	Date: Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.